As filed with the Securities and Exchange Commission on August 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WESCO AIRCRAFT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5441563
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

27727 Avenue Scott
Valencia, CA 91355
(661) 775-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John G. Holland
General Counsel
27727 Avenue Scott
Valencia, CA 91355
(661) 775-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Rachel W. Sheridan
Jason M. Licht
Latham & Watkins LLP
555 11th Street, NW
Washington, DC 20004
(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value per share(1)	1,800,000	$14.82	$26,676,000	$3,057.07

(1)          Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the 1,800,000 shares of common stock being registered pursuant to this Registration Statement.

(2)          Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on August 16, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 20, 2012

PROSPECTUS

WESCO AIRCRAFT HOLDINGS, INC.

1,800,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 1,800,000 shares of common stock of Wesco Aircraft Holdings, Inc. by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares.  We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders identified in this prospectus will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the New York Stock Exchange under the symbol “WAIR”. On August 17, 2012, the closing sale price of the common stock on the New York Stock Exchange was $15.00 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012.

Our principal executive offices are located at 27727 Avenue Scott, Valencia, CA 91355 and our telephone number is (661) 775-7200. Our Internet address is www.wescoair.com.  The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

Unless otherwise noted in this prospectus, the term “Wesco Aircraft” means Wesco Aircraft Holdings, Inc., our top-level holding company, and the terms “Wesco,” “the Company,” “we,” “us,” and “our” mean Wesco Aircraft and its subsidiaries, including Wesco Aircraft Hardware Corp., our primary domestic operating company, and Wesco Aircraft Europe, Ltd., our primary foreign operating company. References to “fiscal year” mean the year ending or ended September 30. For example, “fiscal year 2011” or “fiscal 2011” means the period from October 1, 2010 to September 30, 2011.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Wesco Aircraft Holdings, Inc.

Overview

We are one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry on an annual sales basis. Our services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time, or JIT, delivery and point-of-use inventory management. We supply approximately 500,000 different stock keeping units, including hardware, bearings, tools and more recently, electronic components and machined parts. We serve our customers under three types of arrangements: JIT contracts, which govern comprehensive outsourced supply chain management services; long term agreements, or LTAs, which set prices for specific parts; and ad hoc sales. JIT contracts and LTAs, which together comprised approximately 61% of our fiscal 2011 net sales, are multi-year arrangements that provide us with significant visibility into our future sales.

Founded in 1953 by the father of our current chief executive officer, Wesco has grown to serve over 7,200 customers in the commercial, military, general aviation and industrial sectors, including the leading original equipment manufacturers and their subcontractors, through which we support nearly all major Western aircraft programs. We have grown our net sales at a 13.5% compounded annual growth rate over the past 20 years to $710.9 million in fiscal 2011. We have more than 1,200 employees and operate across 44 locations in 12 countries.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to:

•                  general economic and industry conditions;

•                  changes in military spending;

•                  risks unique to suppliers of equipment and services to the U.S. government;

•                  risks associated with our long-term, fixed-price agreements that have no guarantee of future sales volumes;

•                  risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which we rely;

•                  our ability to effectively manage our inventory;

•                  our suppliers’ ability to provide us with the products we sell in a timely manner, in adequate quantities and/or at a reasonable cost;

•                  our ability to maintain an effective information technology system;

•                  our ability to retain key personnel;

•                  risks associated with our international operations;

•                  fluctuations in our financial results from period-to-period;

•                  The Carlyle Group’s (“Carlyle”) ability to control the majority of the voting power of our outstanding common stock;

•                  our ability to effectively compete in our industry;

•                  risks related to our indebtedness; and

•                  other risks and uncertainties.

Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” in this prospectus.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

USE OF PROCEEDS

We are filing the Registration Statement of which this prospectus is a part to permit the holders named in the section entitled “Selling Stockholders” to resell shares of our common stock in a registered offering, as described under “Plan of Distribution.” We will not receive any proceeds from the sale of these shares by the selling stockholders. The proceeds received by the selling stockholders will be used solely to pay certain tax liabilities incurred by the selling stockholders in connection with the delivery of the shares to the selling stockholders, as described under “Selling Stockholders.”

The selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, New York Stock Exchange listing fees, printing and engraving fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The shares covered by this prospectus will be delivered by the Company to the selling stockholders on or about September 28, 2012 in satisfaction of the terms of certain restricted stock unit awards that were granted to the selling stockholders in 2006 in connection with our recapitalization with Carlyle, pursuant to the Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc., which we refer to as the Plan. Each of the selling stockholders is a current or former employee of the Company. The delivery of the shares will result in a taxable event for the selling stockholders and the proceeds received by the selling stockholders through the offering described under “Plan of Distribution” will be used to cover a portion of this tax liability. The Company’s board of directors has authorized the Company to pay cash, in lieu of the delivery of up to 1,000,000 shares in the aggregate, in satisfaction of a portion of the restricted stock unit awards held by the selling stockholders pursuant to the terms of the Plan.  As of June 30, 2012, we had 96,068,158 shares of our common stock outstanding, on a fully diluted basis.  Any cash that is paid in lieu of the delivery of shares pursuant to the terms of the Plan will correspondingly reduce the number of shares outstanding, on a fully diluted basis.

In connection with the offering, the Company expects that affiliates of Carlyle that hold shares of our common stock, our directors and executive officers and the selling stockholders will each enter into customary lock-up agreements, pursuant to which the shares held by such parties will be restricted from immediate resale following the offering.

The following table provides the name of each selling stockholder, each selling stockholder’s position or former position at the Company, the number of shares held by each selling stockholder before and after the offering described under “Plan of Distribution,” the number of shares being sold by each selling stockholder in the offering and the percentage of our common stock held by each such selling stockholder before and after the offering.

Name of		Shares Beneficially Owned Prior to the Offering		Shares	Shares Beneficially Owned After the Offering
Selling Stockholder	Title	Number	Percent	Being Sold	Number	Percent

Michael Allen	Director of Government Sales

Bjorn Anders	Director of Corporate Contracts, Europe

David Atkinson	Director of Operations

Michael Battenfield	Director of Quality Assurance

Morris Benoun	Director of Strategic Services

Pascale Bouchard	Regional Sales Manager

Daniel Brown	Director of Strategic Alliances

Han Sun Cho	Regional Sales Manager

Victoria Conner	Senior Manager of Contract Compliance

Tommy Crow	Tool Division Manager

Franke Derasmo	Director of Sales

Claudette Gillis	Director of Human Resources

Bill Helfer	Regional Sales Manager

George Hess	Senior Vice President

Cyndi Hill	Regional Sales Manager

Mark Johnson	Director of Outside Sales, Europe

Sheryl Knights	Former Regional Branch Manager

Mark Kuntz	Director of Sales

Lionel Lantier	Director of Business Development, Europe

John Larsen	Program Manager of Machined Parts

Tommy Lee	Executive Vice President

Alex Murray	Vice President of Global

Operations

John Segovia	Director of Sales

Fred Short	Vice President of Business Development

Brad Strella	Director of Outside Sales

Chad Wallace	Director of Business Process

Shirley Warner	Sales Supervisor

Bruce Weinstein	Director of Warehousing and Distribution

Hal Weinstein	Executive Vice President of Sales and Marketing

Dana Wilkin	Regional Sales Manager

PLAN OF DISTRIBUTION

The shares covered by this prospectus will be sold by the selling stockholders pursuant to a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The applicable broker-dealer may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time the block trade described above is made, a prospectus will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of the broker-dealer, the purchase price paid by the broker-dealer, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Latham & Watkins LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC’s Internet website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

(1)

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (including information specifically incorporated by reference therein from our Proxy Statement for our 2012 Annual Meeting of Stockholders), as filed with the SEC on December 5, 2011;

(2)

Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2011, March 31, 2012 and June 30, 2012, filed with the SEC on February 6, 2012, May 11, 2012 and August 10, 2012, respectively;

(3)

Our Current Reports on Form 8-K, as filed with the SEC on October 24, 2011, January 19, 2012, March 9, 2012, May 24, 2012 (excluding Item 7.01 and related exhibits); June 13, 2012, July 5, 2012 (excluding Item 7.01 and related exhibits) and July 25, 2012;

(4)

Any other filings we make pursuant to the Exchange Act after the date of filing the initial Registration Statement and prior to effectiveness of the Registration Statement (other than any information in such reports that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules); and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A dated July 25, 2011.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Wesco Aircraft Holdings, Inc.

27727 Avenue Scott
Valencia, CA 91355

Attention: Investor Relations

Telephone: (661) 802-5078

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Wesco Aircraft (except any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,057.07
FINRA filing fee	$4,501.40
Printing and engraving expenses	$10,000
Legal fees and expenses	$250,000
Accounting fees and expenses	$60,000
Miscellaneous expenses	$1,000

Total expenses	$328,558.47

Item 15. Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision eliminates or limits the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, we have entered into agreements to indemnify our directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

4.1

Amended and Restated Certificate of Incorporation of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, dated August 17, 2011 (File No. 001-35253)).

4.2	Amended and Restated Bylaws of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q, dated August 17, 2011, (File No. 001-35253)).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP, included in Exhibit 5.1 filed herewith.

24.1	Power of Attorney (See page II-4 of this Registration Statement).

Item 17. Undertakings.

Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Valencia, state of California, on August 20, 2012.

WESCO AIRCRAFT HOLDINGS, INC.

By:	/s/ Randy J. Snyder
Randy J. Snyder
Chairman of the Board of Directors, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Wesco Aircraft Holdings, Inc., hereby severally constitute and appoint Randy J. Snyder and Gregory A. Hann and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Wesco Aircraft Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randy J. Snyder	Chairman of the Board of Directors, President and Chief Executive Officer	August 20, 2012
Randy J. Snyder

/s/ Gregory A. Hann	Executive Vice President and Chief Financial Officer	August 20, 2012
Gregory A. Hann

/s/ J. Shawn Trogdon	Global Controller	August 20, 2012
J. Shawn Trogdon

/s/ Dayne A. Baird	Director	August 20, 2012
Dayne A. Baird

/s/ Paul E. Fulchino	Director	August 20, 2012
Paul E. Fulchino

/s/ Jay L. Haberland	Director	August 20, 2012
Jay L. Haberland

/s/ John Jumper	Director	August 20, 2012
John Jumper

/s/ Scott E. Kuechle	Director	August 20, 2012
Scott E. Kuechle

Signature	Title	Date

/s/ Adam J. Palmer	Director	August 20, 2012
Adam J. Palmer

/s/ Robert D. Paulson	Director	August 20, 2012
Robert D. Paulson

/s/ David L. Squier	Director	August 20, 2012
David L. Squier

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1

Amended and Restated Certificate of Incorporation of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, dated August 17, 2011 (File No. 001-35253)).

4.2	Amended and Restated Bylaws of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q, dated August 17, 2011, (File No. 001-35253)).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP, included in Exhibit 5.1 filed herewith.

24.1	Power of Attorney (See page II-4 of this Registration Statement).